SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  May 28, 2003


                              Barnes Group Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware               1-04801                   06-0247840
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(State or other jurisdiction    (Commission               (IRS Employer
      of incorporation)         File Number)           Identification No.)


            123 Main Street          Bristol, CT             06010
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          (Address of principal executive offices)         (Zip Code)


                                (860) 583-7070
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              Registrant's telephone number, including area code

                                     N/A
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         (Former name or former address, if changed since last report)





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


Item 7.     Exhibits.

            99.1 Press Release issued May 28, 2003 announcing the closing of Barnes Group Inc.'s public offering of shares of its Common Stock.

Item 9.     Regulation FD Disclosure.

            On May 28, 2003, Barnes Group Inc. issued a press release announcing the closing of the public offering of shares of its Common Stock. A copy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     May 29, 2003             BARNES GROUP INC.


                                    By:/s/ Signe S. Gates
                                       ------------------------
                                       Signe S. Gates
                                       Senior Vice President, General
                                       Counsel and Secretary


                                Exhibit Index

Exhibit No.          Document Description

   99.1              Press Release, dated May 28, 2003



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


Barnes Group Inc.                                                EXHIBIT 99.1
Executive Office                                                 ------------
Bristol, CT 06010
Tel:  860.583.7070


BARNES GROUP INC. [Logo]                             News Release
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                                                     Contact:
FOR IMMEDIATE RELEASE                                Phillip J. Penn
      May 28, 2003                                   Investor Relations
                                                     (860) 973-2126

                                                     Stephen J. McKelvey
                                                     Corporate Communications
                                                     (860) 973-2132


              BARNES GROUP CLOSES PUBLIC OFFERING OF COMMON STOCK

      BRISTOL, Conn. - May 28, 2003 - Barnes Group Inc. (NYSE: B) today announced the closing of its public offering of 3,205,431 shares of its common stock at $19.00 per share. The offering included 823,506 shares sold by an existing shareholder, GC-Sun Holdings II, L.P., and 381,925 shares granted by the Company to the underwriters to cover over-allotments.

      As a result of the offering, Barnes Group now has approximately 22.5 million shares outstanding. Net proceeds to Barnes Group of approximately $42.3 million will be used to pay down existing indebtedness. Barnes Group did not receive any of the proceeds from the sale of the shares owned by GC-Sun Holdings.

      Banc of America Securities LLC served as book-running manager of the offering. Co-managers of the offering were McDonald Investments Inc., Robert
W. Baird & Co. and BB&T Capital Markets.

      "This marks a significant event in the long history of Barnes Group. We have significantly improved the position of our balance sheet through the completion of this offering, raising $42 million of capital that will allow us to continue to generate sustainable, profitable growth through both internal programs and through acquisitions," stated William C. Denninger, Barnes Group Inc.'s Chief Financial Officer.

      Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2002 sales of $784 million: Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs; Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and products for commercial and military aircraft engines, airframes, and land-based industrial gas turbines; and Barnes Distribution, an international, full-service distributor of maintenance, repair and operating supplies. Over 6,200 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.'s success.


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